Exhibit 99.1
SPY Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.spyoptic.com

SPY INC. REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER 2015

SPY Inc. Reports Net Sales of $9.1 million for the Three Months Ended March 31, 2015

For Immediate Release: May 5, 2015

CARLSBAD, Calif.—SPY Inc. (OTCBB: XSPY) today announced financial results for the three months ended March 31, 2015.

First quarter sales were $9.1 million in 2015, a decrease of 0.7% or $0.1 million less than in the first quarter of 2014. The decrease in our net sales was primarily driven by lower sales of our sunglasses, partially offset by higher sales in our goggles and prescription frame product lines. Gross profit as a percentage of net sales was 54.8% for the quarter ended March 31, 2015, compared to 52.0% for the same period in 2014.

“I am quite happy with our results this first quarter, with only a slight dip in our sales trend despite the continued contraction of the action sports retail sector and the detrimental shift in global exchange rates,” said Michael Marckx, president and CEO. “In fact, excluding those areas impacted by the very negative exchange rate changes, our business would have once again enjoyed substantial growth in the first quarter.  Despite these challenges we achieved an improved operating profit margin driven by stronger gross margins, which were made possible by the success of our newer premium products across all categories. We are very excited about the increases in our optical channel and the tremendous growth in the pre-orders for our snow business, which will have a very positive bearing on our second half results this year."

Mr. Marckx continued, “For the remainder of 2015, we will continue to focus on our growing e-Commerce business, expanding key accounts in the sporting goods and outdoor channels, as well as the new opportunities through our POWDR and BOYNE resort partnerships. And, as I mentioned, growing our optical business is very important for our business as well as effectively sharing our Happy Lens story. Finally, we will continue to create ways to support our existing core action sports retail partners. These key initiatives, plus a further expansion of our Happy Lens™ offering, improving our product margins and controlling our expenses will enable us to deliver a happy 2015.”

Income from operations increased by $0.1 million to $0.2 million for the first quarter of 2015, compared to income from operations of approximately $0.1 million in the first quarter of 2014. The $0.1 million increase was primarily due to a 280 basis point increase in gross profit as a percent of sales.  Additionally, total operating expenses in the first quarter of 2015 were higher by $0.1 million, compared to the first quarter of 2014.

The Company incurred a net loss of $0.4 million and $0.7 million during the first quarter of 2015 and 2014, respectively.

The results of our operations for the three months ended March 31, 2015 and 2014 are more fully discussed in our Form 10-Q for the three months ended March 31, 2015, filed with the Securities and Exchange Commission on May 5, 2015.

SPY Inc.:

We have a happy disrespect for the usual way of looking (at life) and the need to SEE HAPPY. It is this mindset that drives us to design, market, and distribute premium products for people who “live” to be outdoors, pushing the boundaries in action sports, motorsports, snow sports, cycling and multi-sports. We actively support the lifestyle subcultures that surround these pursuits, and as a result our products serve the broader fashion, music and entertainment markets of the youth culture. Our reason for being is to create the unusual and this is what helps us deliver distinctive products to people who are active, fun and a bit irreverent, like us. Our principal products—sunglasses, goggles and prescription frames—are marketed with fun and creativity under the SPY® brand. More information about SPY may be obtained from: www.spyoptic.com, www.facebook.com/spyoptic, Twitter @spyoptic and Instagram @spyoptic.

Safe Harbor Statement:

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "feel," "estimate," "predict," “hope,” the negative of such terms, expressions of optimism or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.  Factors that could cause actual results to differ from those contained in our forward-looking statements include, but are not limited to lack of continuity and effectiveness of our management team, our ability to generate sufficient incremental sales of our core SPY® brand and new products to recoup our significant investments in sales and marketing, our ability to lower our expenses or otherwise reduce our breakeven point on an operating basis, our ability to maintain or increase the availability of our existing credit facilities and otherwise finance our strategic objectives, and the other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results. Moreover, except as required by law, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

CONTACTS:
Maddy Isbell, PR Manager
760-804-8420
Fax: 760-804-8442
investor.spyoptic.com

SPY INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Thousands, except number of shares and per share amounts)

	March 31,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash	$552	$351
Accounts receivable, net	5,385	7,171
Inventories, net	6,686	7,697
Prepaid expenses and other current assets	604	796

Total current assets	13,227	16,015
Property and equipment, net	592	509
Intangible assets, net of accumulated amortization of $822 and $818 at March 31, 2015 and December 31, 2014, respectively	33	37
Other long-term assets	12	44

Total assets	$13,864	$16,605

Liabilities and Stockholders’ Deficit
Current liabilities
Lines of credit	$5,055	$6,775
Current portion of capital leases	34	73
Current portion of notes payable	12	16
Accounts payable	1,837	1,216
Accrued expenses and other liabilities	2,701	3,910

Total current liabilities	9,639	11,990
Capital leases, less current portion	—	22
Notes payable to stockholders	21,553	21,568

Total liabilities	31,192	33,580
Stockholders’ deficit
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 13,411,044 and 13,392,293 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1	1
Additional paid-in capital	46,146	46,043
Accumulated other comprehensive income	403	450
Accumulated deficit	(63,878)	(63,469)

Total stockholders’ deficit	(17,328)	(16,975)

Total liabilities and stockholders’ deficit	$13,864	$16,605

SPY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)
Net sales	$9,131	$9,192
Cost of sales	4,125	4,412

Gross profit	5,006	4,780
Operating expenses:
Sales and marketing	3,159	2,920
General and administrative	1,363	1,483
Shipping and warehousing	128	140
Research and development	163	153

Total operating expenses	4,813	4,696

Income from operations	193	84
Other income (expense):
Interest expense	(488)	(757)
Foreign currency transaction loss	(113)	(67)
Other income	1	1

Total other expense	(600)	(823)

Loss before provision for income taxes	(407)	(739)
Income tax expense	2	3

Net loss	$(409)	$(742)

Net loss per share of Common Stock
Basic and Diluted	$(0.03)	$(0.06)

Shares used in computing net loss per share of Common Stock
Basic and Diluted	13,410	13,222

Other comprehensive income gain (loss)
Foreign currency translation adjustment gain (loss)	579	(94)
Unrealized gain (loss) on foreign currency exposure of net investment in foreign operations	(626)	93

Total other comprehensive loss	(47)	(1)

Comprehensive loss	$(456)	$(743)